Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report on Form 10-Q of Helios and Matheson Information Technology Inc. for the three month period ending March 31, 2011, I, Umesh Ahuja, the Principal Financial Officer of Helios and Matheson Information Technology Inc., hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)	such Quarterly Report on Form 10-Q for the three month period ending March 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
the information contained in such Quarterly Report on Form 10-Q for the three month period ending March 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Helios and Matheson Information Technology Inc., on a consolidated basis.

Date: May 12, 2011	/s/ Umesh Ahuja
	Name:	Umesh Ahuja
	Title:	Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.